Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Fuse Medical, Inc.

Attention: Lawrence Yellin, CFO

1565 North Central Expressway, Suite 220

Richardson, Texas 75080

Office (469) 862-3030

Facsimile (469) 862-3035

info@Fusemedical.com

FUSE MEDICAL, INC. ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS

August 15, 2023

RICHARDSON, TX, [DATE] /Businesswire/ --On August 14, 2023, Fuse Medical, Inc. (OTCPINK: FZMD) (“Fuse” or the “Company”) an emerging manufacturer and distributor of innovative medical devices for the orthopedic and spine marketplace, filed its quarterly report on Form 10-Q for the quarter ended June 30, 2023 with the Securities and Exchange Commission (“SEC”).

Second Quarter 2023 Financial Highlights

●	Net revenues for the quarter ended June 30, 2023 were $5.0 million, compared to $4.7 million for the quarter ended June 30, 2022 which was an increase of approximately 7%.

●	For the quarter ended June 30, 2023, gross profit was $3.5 million, or 69% of revenues, compared to $2.6 million, or 57% of revenues, for the quarter ended June 30, 2022, which was an increase of 31%.

●	Selling, general, administrative, and other expenses (“SG&A”) for the quarter ended June 30, 2023 was approximately $1.6 million compared to $1.4 million for the quarter ended June 30, 2022.

●	Commissions expense for the quarter ended June 30, 2023 decreased to $1.4 million from $1.5 million for the quarter ended June 30, 2022, a decrease of approximately $14,702.

●	For the quarter ended June 30, 2023, net income was $307,588 compared to a loss of $322,936 for the quarter ended June 30, 2022, reflecting an increase in net income of $630,524.

●	For the quarter ended June 30, 2023, EBITDA was $401,574 compared to an EBITDA loss of $246,834 for the quarter ended June 30, 2022, reflecting an increase in EBITDA income of $648,408.

Christopher C. Reeg, Chief Executive Officer of Fuse Medical, commented, “We are pleased with our second quarter performance, as highlighted by a 7% increase in revenue, a 31% increase in gross profit, and a $648,408 increase in EBITDA over the prior-year period. Our implementation and achievement of strategic initiatives, which includes increasing our portfolio of Fuse branded and manufactured products, is reflected in our second quarter results.”

FOR IMMEDIATE RELEASE

Mr. Reeg further added, “Our growth for the remainder of 2023, and into 2024 is focused on continued design and development of unique medical devices for commercialization, new product launches in the orthopedics and spine marketplace, and expansion of our national distribution footprint. We expect the execution of these strategic initiatives to drive growth in the near term, while increasing our visibility as an emerging manufacturer of relevant medical devices.”

About Fuse Medical, Inc.

Fuse is an emerging manufacturer and distributor of innovative medical devices for the orthopedic and spine marketplace. We provide a comprehensive portfolio of products in the orthopedic total joints, sports medicine, trauma, foot and ankle space, as well as, degenerative and deformity spine, osteobiologics, wound care, and regenerative products. For more information about the Company, or if you’re interested in becoming a distributor of any Fuse’s products, please contact us at info@fusemedical.com or visit: www.fusemedical.com.

Forward Looking Statements

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based only on information available to the Company as of the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission; the failure of the Company to close the transaction; and integration issues with the consolidated company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

Note Regarding Use of Non-GAAP Financial Measurements:

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission ("SEC"), including "EBITDA". The Company is presenting EBITDA because it believes that it provides useful information to investors about Fuse, its business and its financial condition. The Company defines EBITDA as net income or loss from continuing operations before the effects of interest expense, taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("GAAP"), and the items excluded from EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA is calculated before recurring cash charges including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA as an analytical tool, including the following:

●	EBITDA does not reflect the Company's interest expense;
●	EBITDA does not reflect the Company's tax expense or the cash requirements to pay its taxes; and
●

Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the cash requirements for such replacement.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA only as supplemental information. The Company believes that consideration of EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing Fuse Medical, Inc.

The Company reconciles EBITDA to net income, and that reconciliation is set forth below. Because EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

FOR IMMEDIATE RELEASE

FUSE MEDICAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in dollars, except share data)

	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash	$253,378	$147,854
Accounts receivable, net of allowance of $200,798 and $290,500, respectively	3,433,900	3,996,860
Inventories, net of allowance of $1,521,421 and $1,778,173, respectively	9,026,923	9,494,506
Prepaid expenses and other current assets	104,363	126,022
Total current assets	12,818,564	13,765,242
Property and equipment, net	-	709
Long term accounts receivable, net of allowance of $5,172,858 and $4,330,883, respectively	3,401,297	2,832,764
Intangible assets, net	1,125,549	1,190,980
Goodwill	1,972,886	1,972,886
Total assets	$19,318,296	$19,762,581
Liabilities and Stockholders' Equity (Accumulated Deficit)
Current liabilities:
Accounts payable	$4,238,209	$5,700,236
Accrued expenses	5,605,104	4,540,366
Notes payable - related parties	350,000	150,000
Senior secured revolving credit facility	1,870,912	1,997,135
Total current liabilities	12,064,225	12,387,737
Notes payable - related parties	-	200,000
Earn-out liability	7,485,698	7,485,698
Total liabilities	19,549,923	20,073,435
Commitments and contingencies	-	-
Stockholders' equity (accumulated deficit)
Preferred stock, $0.01 par value; 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized, 73,895,794 shares issued and outstanding as of June 30, 2023 and December 31, 2022	738,958	738,958
Additional paid-in capital	1,468,274	1,468,274
Accumulated deficit	(2,438,859)	(2,518,086)
Total stockholders' equity (accumulated deficit)	(231,627)	(310,854)
Total liabilities and stockholders' equity (accumulated deficit)	$19,318,296	$19,762,581

FOR IMMEDIATE RELEASE

FUSE MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in dollars, except share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022 Revised	2023	2022 Revised
Net revenues	$4,997,212	$4,668,290	$8,981,667	$9,222,628
Cost of revenues	1,528,321	2,028,497	2,696,723	3,771,806
Gross profit	3,468,891	2,639,793	6,284,944	5,450,822
Operating expenses:
Selling, general, administrative and other	1,618,160	1,422,768	3,324,487	3,132,309
Commissions	1,449,157	1,463,859	2,691,034	2,969,530
Depreciation and amortization	32,715	34,404	66,140	68,806
Total operating expenses	3,100,032	2,921,031	6,081,661	6,170,645
Operating (loss) profit	368,859	(281,238)	203,283	(719,823)
Other (income) expense:
Interest expense	54,024	36,527	111,217	69,485
Total other (income) expense	54,024	36,527	111,217	69,485
Net income (loss) before income tax	314,835	(317,765)	92,066	(789,308)
Income tax expense	7,247	5,171	12,839	10,027
Net income (loss)	$307,588	$(322,936)	$79,227	$(799,335)
Net income (loss) per common share - basic and diluted	$0.00	$(0.00)	$0.00	$(0.01)
Weighted average number of common shares outstanding - basic	70,321,566	70,321,566	70,321,566	70,321,566
Weighted average number of common shares outstanding - diluted	75,976,582	70,321,566	75,976,582	70,321,566

Supplemental Non-GAAP Disclosure
EBITDA
(unaudited)
	Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022 Revised	2023	2022 Revised

Net income (loss)	$307,588	$(322,936)	$79,227	$(799,335)
Add (Deduct):
Income tax expense (benefit)	7,247	5,171	12,839	10,027
Interest expense	54,024	36,527	111,217	69,485
Depreciation and amortization	32,715	14,493	66,140	68,806
EBITDA	$401,574	$(266,745)	$269,423	$(651,017)

FOR IMMEDIATE RELEASE

FUSE MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Six Months Ended June 30,
	2023	2022 Revised
Cash flows from operating activities
Net income (loss)	$79,227	$(799,335)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	66,140	68,806
Stock based compensation	-	16,946
Provision for bad debts and discounts	(89,703)	(102,595)
Provision for long term accounts receivable	841,975	402,200
Provision for slow moving inventory	(256,752)	(94,595)
Changes in operating assets and liabilities:
Accounts receivable	652,663	666,843
Inventories	724,335	(526,213)
Prepaid expenses and other current assets	21,659	(89,410)
Long term accounts receivable	(1,410,508)	(670,332)
Accounts payable	(1,462,027)	320,071
Accrued expenses	1,064,738	1,055,519
Net cash provided by operating activities	231,747	247,905

Cash flows from investing activities
Purchase of property and equipment	-	-
Net cash (used in) investing activities	-	-

Cash flows from financing activities
Net payments on senior secured revolving credit facility	(126,223)	(197,099)
Net cash (used in) financing activities	(126,223)	(197,099)

Net increase (decrease) in cash	105,524	50,806
Cash and cash equivalents - beginning of period	147,854	553,190
Cash and cash equivalents - end of period	$253,378	$603,996
Supplemental disclosure of cash flow information:
Cash paid for interest	$92,833	$50,796